EXHIBIT 3.5

 AMENDMENT

TO

CERTIFICATE OF DESIGNATION

OF

CONVERTIBLE PREFERRED STOCK

OF

SMC ENTERTAINMENT, INC.

To Be Designated

Series B Preferred Stock

Pursuant to the General Corporation Law of the State of Nevada

The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors (the “Board of Directors”) of SMC Entertainment, Inc., a Nevada corporation (the “Corporation”), at a meeting duly convened on December 9, 202 and held, at which a quorum was present and acting throughout:

RESOLVED, that pursuant to the authority conferred on the Board of Directors by the Corporation’s Articles of Incorporation, the issuance of an Amendment to the Certificate of Designation of Preferred Stock filed with the State of Nevada on December 7, 2021 (the “Original Certificate”) be filed with the State of Nevada on the date hereof amending the Original Certificate regarding the Series B Preferred Stock series of preferred stock, par value $10.00 per share, of the Corporation which shall consist of four million and five hundred thousand (4,500,000) shares of convertible preferred stock be, and the same hereby is, authorized; and the Chairman and Chief Executive Officer of the Corporation be, and he hereby is, authorized and directed to execute and file with the Secretary of State of the State of Nevada a an Amendment to the Certificate of Designation of Preferred Stock of the Corporation (“Amended Certificate”) fixing the designations, powers, preferences and rights of the shares of such series, and the qualifications, limitations or restrictions thereof (in addition to the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, set forth in the Articles of Incorporation which may be applicable to the Corporation’s preferred stock. The Board of Directors agrees to amend the Original Certificate by revising and adding the following Sections as set forth below:

5. (d) Number of Conversion Shares. The number of Conversion Shares to be delivered by the Corporation to a Holder for each Preferred B Share pursuant to a Conversion shall be determined by dividing (i) $10.00, the par value of the Preferred B, by (ii) the Conversion Price in effect on the applicable Conversion Date; provided, however, that the number of Conversion Shares issued shall never, when combined with all other then outstanding shares of Common Stock and shares of Common Stock which have been subscribed for or otherwise committed to be issued, exceed the number of shares of Common Stock then authorized to be issued by the Corporation, and in the event that there are insufficient shares of Common Stock authorized to permit the full Conversion contemplated by any Conversion Notice, the Corporation will promptly take all such actions necessary so as to permit the full Conversion contemplated by such Conversion Notice as soon as practicable after receipt by the Corporation of such Conversion Notice. Notwithstanding the aforementioned, in no event shall the number of Conversion Shares be less than ten (I 0) shares of common stock for every one (I) share of Preferred B.

11. Rule 144. The Preferred B, and the Common Stock issued upon conversion of the Preferred B, which bear restrictive legends as a result of the manner in which they were issued by the Corporation, generally may be sold in the public market (in the absence of registration) only if the sale is made in compliance with Rule 144 under the Act. In general, under Rule 144, a person (or persons whose shares are aggregated with those of others) who has beneficially owned “restricted” shares for at least one year, and a person who is deemed to be an “affiliate” of the Corporation, is entitled to sell within any three-month period a number of shares that does not exceed the greater of I% of the then outstanding shares of Common Stock or the average weekly trading volume in the over-the-counter market during the four calendar weeks preceding such sale. Non-affiliates who have held their shares for at least six months are entitled to sell their shares under Rule 144 without regard to volume limitations. The Preferred B and the underlying Common Stock bearing restrictive legends should satisfy the six month holding period required by Rule 144, from time to time, commencing six months year from the date of purchase of the Preferred Stock.

12. Legend. Each certificate evidencing the Series B Preferred Stock shall bear a legend in substantially the following form:

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND ANY SECURITY ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE OF THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.”

13. Replacement Certificates. If any of the Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated Preferred Stock certificate, or in lieu of and substitution for the Preferred Stock certificate lost, stolen or destroyed, a new Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Convertible Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Transfer Agent.

All references to “Exchange and Settlement Agreement” shall be replaced by “Stock Purchase Agreement.”

Except as amended and modifies herein, all other provisions of the Original Certificate, as modified and amended by this Amended Certificate, are herby ratified and approved, and shall remain in full force and effect.

This Amended Certificate and the Original Certificate together constitute the entire Certificate of Designation of Convertible Preferred Stock of SMC Entertainment. This Amended Certificate shall be governed, construed and enforced in accordance with the laws of Nevada. All defined terms used herein shall have the same definition as used in the Original Certificate.

IN WITNESS WHEREOF, the Corporation has caused this Amended Certificate to be duly executed on its behalf by its undersigned Chairman and Chief Executive Officer.

SMC ENTERTAINMENT, INC.

By:	/s/ Ronald E Hughes
Name: Ronald E Hughes
Title: Chairman, Chief Executive Officer
Date: December 9, 2021

Exhibit A

CONVERSION NOTICE

The undersigned hereby elects to convert shares of Series B Preferred Stock (the “Preferred Stock”), represented by stock certificate No(s). ______, into shares of common stock (“Common Stock”) of SMC Entertainment, Inc., Inc. (the “Corporation”) according to the terms and conditions of the Certificate of Designation relating to the Preferred Stock (the “Certificate of Designation”), as of the date written below. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Certificate of Designation.

Conversion Date:

Number of Shares of Preferred Stock to be Converted:

Applicable Conversion Price:

Number of Shares of Common Stock to be Issued:

Name of Holder:

Address:

Signature:
Name:
Title:

Holder Requests Delivery to be made: (check one)

☐	By Delivery of Physical Certificates to the Above Address.

☐	Through Depository Trust Corporation: (Account No: ____________)